CREDIT AGREEMENT


                          By and Among


             CRACKER BARREL OLD COUNTRY STORE, INC.,

                   THE LENDERS LISTED HEREIN,




                               and



                 SUNTRUST BANK, NASHVILLE, N.A.
                            As Agent




  $125,000,000 Revolving Credit, Term Loan and Letter of Credit
                            Facility


                        February 18, 1997

                       TABLE OF CONTENTS

                                                             PAGE

Article I. Definitions.                                       -1-
          Section 1.01 Construction of Terms                  -1-
          Section 1.02 Definitions                            -2-

Article II. The Credit                                       -15-
          Section 2.01 Loan Facilities                       -15-
          Section 2.02 Letters of Credit                     -17-
          Section 2.03 Swing Line Loan                       -19-
          Section 2.04 Interest Rate                         -21-
          Section 2.05 Borrowing Procedure                   -23-
          Section 2.06 Use of Proceeds                       -24-
          Section 2.07 Participation                         -25-
          Section 2.08 Term of This Agreement                -25-
          Section 2.09 Payments to Principal Office;  Debit
          Authority                                          -25-
          Section 2.10 Prepayment                            -26-
          Section 2.11 Apportionment of Payments             -28-
          Section 2.12 Sharing of Payments, Etc              -29-
          Section 2.13 Right of Offset, Etc                  -30-
          Section 2.14 Commitment Fee                        -30-
          Section 2.15 Usury                                 -30-
          Section 2.16 Interest Rate Not Ascertainable, Etc  -31-
          Section 2.17 Illegality                            -32-
          Section 2.18 Increased Costs                       -32-
          Section 2.19 Mitigation                            -34-

Article III. Representations and Warranties                  -35-
          Section 3.01 Corporate Existence                   -35-
          Section 3.02 Power and Authorization               -35-
          Section 3.03 Binding Obligations                   -35-
          Section 3.04 No Legal Bar or Resultant Lien        -36-
          Section 3.05 No Consent                            -36-
          Section 3.06 Financial Condition                   -36-
          Section 3.07 Investments, Advances, and Guarantees -36-
          Section 3.08 Liabilities and Litigation            -37-
          Section 3.09 Taxes; Governmental Charges           -37-
          Section 3.10 No Default                            -37-
          Section 3.11 Compliance with Laws, Etc             -38-
          Section 3.12 ERISA                                 -38-
          Section 3.13 No Material Misstatements             -38-
          Section 3.14 Regulation U                          -38-
          Section 3.15 Filings                               -39-
          Section 3.16 Title, Etc                            -39-
          Section 3.17 Personal Holding Company; Subchapter
          S                                                  -39-
          Section 3.18 Subsidiaries                          -40-

Article IV. Conditions Precedent                             -40-
          Section 4.01 Initial Conditions                    -40-
          Section 4.02 All Borrowings                        -42-

Article V. Affirmative Covenants                             -43-
          Section 5.01 Financial Statements and Reports      -43-
          Section 5.02 Annual Certificates of Compliance     -44-
          Section 5.03 Taxes and Other Liens                 -45-
          Section 5.04 Maintenance                           -45-
          Section 5.05 Further Assurances                    -46-
          Section 5.06 Performance of Obligations            -46-
          Section 5.07 Insurance                             -46-
          Section 5.08 Accounts and Records                  -47-
          Section 5.09 Right of Inspection                   -47-
          Section 5.10 Notice of Certain Events              -47-
          Section 5.11 ERISA Information and Compliance      -48-
          Section 5.12 Additional Guarantees                 -48-

Article VI. Negative Covenants                               -49-
          Section 6.01 Liens                                 -49-
          Section 6.02 Investments, Loans, and Advances      -50-
          Section 6.03 Sales and Leasebacks                  -51-
          Section 6.04 Nature of Business                    -51-
          Section 6.05 Mergers, Consolidations, Etc          -51-
          Section 6.06 Disposition of Assets                 -52-
          Section 6.07 Inconsistent Agreements               -52-
          Section 6.08 Fiscal Year                           -52-
          Section 6.09 Transactions with Affiliates          -52-
          Section 6.10 Transfers to Excluded Subsidiaries    -52-

Article VII Financial Covenants                              -52-
          Section 7.01 Financial Covenants                   -53-

Article VIII. Events of Default                              -53-
          Section 8.01 Events of Default                     -53-
          Section 8.02 Remedies                              -56-
          Section 8.03 Default Conditions                    -57-

Article IX. General Provisions                               -57-
          Section 9.01 Notices                               -57-
          Section 9.02 Invalidity                            -58-
          Section 9.03 Survival of Agreements                -58-
          Section 9.04 Successors and Assigns                -59-
          Section 9.05 Waivers                               -59-
          Section 9.06 Cumulative Rights                     -59-
          Section 9.07 Construction                          -59-
          Section 9.08 Time of Essence                       -60-
          Section 9.09 Costs, Expenses, and Indemnification  -60-
          Section 9.10 Entire Agreement; No Oral
          Representations Limiting Enforcement               -60-
          Section 9.11 Amendments                            -60-
          Section 9.12 Distribution of Information           -61-

Article X. Jury Waiver                                       -61-
          Section 10.01 Jury Waiver                          -61-

Article XI. Hazardous Substances                             -61-
          Section 11.01 Representation and Indemnity
          Regarding Hazardous Substances                     -61-

Article XII. The Agent                                       -63-
          Section 12.01 Appointment of Agent                 -63-
          Section  12.02 Authorization of Agent with Respect
          to the Loan Documents                              -64-
          Section 12.03 Agent's Duties Limited; No Fiduciary
          Duty                                               -67-
     Section 12.04 No Reliance on the Agent                  -67-
          Section 12.05 Certain Rights of Agent              -68-
          Section 12.06 Reliance by Agent                    -69-
          Section 12.07 Indemnification of Agent             -69-
          Section 12.08 The Agent in its Individual Capacity -70-
          Section 12.09 Holders of Notes                     -70-
          Section 12.10 Successor Agent                      -71-
          Section 12.11  Notice  of  Default  or  Event  of
          Default                                            -72-
          Section 12.12 Benefit of Agreement                 -73-
          Section 12.13 Removal of Lender                    -76-

Article XIII. Guarantors                                     -78-
          Section 13.01 Guarantors                           -78-

                            EXHIBITS

EXHIBIT A Form of Revolving Credit Note
EXHIBIT B Form of Term Note
EXHIBIT C Form of Swing Line Note
EXHIBIT D Form of Letter of Credit Application
EXHIBIT E Form of Borrowing Request
EXHIBIT F Form of Guaranty Agreement
EXHIBIT G Form of Certificate of Compliance under Section 5.01(c)

                        CREDIT AGREEMENT


      THIS CREDIT AGREEMENT is made and entered into as of this 18th day of February, 1997, by and between CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("STB"), WACHOVIA BANK OF GEORGIA, N.A. ("Wachovia"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), and the other banks and lending institutions who become Lenders pursuant to Section 12.12 herein (STB, Wachovia, First Chicago and such other banks and lending institutions are referred to collectively as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., Agent in its capacity as agent for the Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article XII herein (the "Agent").
                            RECITALS
      A. The Borrower desires that the Lenders extend the Borrower credit pursuant to the terms of this Credit Agreement.
      B. The Lenders are willing to extend the Borrower credit pursuant to the terms and conditions contained herein.
      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:
     Article I. Definitions.
      Section 1.01 Construction of Terms. The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders. All references herein to a separate instrument are to
such   separate  instrument  as  the  same  may  be  amended   or
supplemented from time to time pursuant to the applicable provisions thereof. All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles applied on a consistent basis. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application
thereof.   All   references  herein  to  designated   "Articles",
"Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.
      Section 1.02 Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:
           "Advance" or "Advances" shall mean any and all amounts advanced by Lenders to or for the account of Borrower hereunder, including credit extended under the Term Loan, the Revolving Credit Loan and all amounts advanced by the Swing Line Lender under the Swing Line Loan, including, without limitation, advances of loan proceeds, payments in overdraft, and amounts evidenced by Letters of Credit. The terms "Advance" and "Loan" are used interchangeably in this Agreement.
           "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controls" and "controlled" have meanings correlative to the foregoing.
           "Agent"  means SunTrust Bank, Nashville, N.A.  or  its
     successor  as  appointed  pursuant  to  the  provisions   of
     Article XII herein.
           "Agreement" means this Credit Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.
           "Applicable  Rate"  means: (i)  with  respect  to  the
     Revolving Credit Loan either the Base Rate Option or the LIBOR Rate Option, as elected by Borrower; (ii) with respect to the Term Loan, the Term Loan Rate; and (iii) with respect to the Swing Line Loan, the Swing Line Rate.
           "Assignment and Acceptance" means an Assignment and Acceptance form executed by a Lender assigning its interest in the Revolving Credit Loan and/or the Term Loan (other than as participation), to an Eligible Assignee in a form reasonably satisfactory to Agent.
           "Base  Rate" means the rate of interest equal  to  the
     rate of interest most recently announced by Agent as its reference, base, or prime lending rate, as the case may be, for Dollar loans in the United States.
           "Base Rate Option" shall mean that rate of interest equal to the higher of (i) the Base Rate minus one percent (1%) per annum; or (ii) the Federal Funds Rate (as in effect from time to time) plus one-half of one percent (1/2%) per annum. The Base Rate Option is determined daily.
          "Borrower" means Cracker Barrel Old Country Store, Inc. and its permitted successors and assigns.
           "Borrowing Request" means a request in the form of Exhibit E hereto submitted by Borrower for an Advance as described in Section 2.05 of this Agreement.
           "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or day on which commercial banks are authorized to close for business in New York City or the State of Tennessee; provided that in the case of an Advance as a LIBOR Rate Loan, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.
           "Closing Date" means the 17th day of February, 1997. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
           "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to Lenders' being obligated to fund any Advance, including, but not limited to, those matters described in Article IV hereof.
            "Debt"  means,  with  respect  to  any  Person,   all
     obligations of such Person, contingent or otherwise, which in accordance with GAAP would be classified on a balance sheet of such Person as liabilities, and in addition such term shall include, but without duplication: (a) liabilities secured by any mortgage, pledge or lien existing on Property owned by such Person and subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed by such Person, (b) all indebtedness and other similar monetary obligations of such Person, (c) all guaranties, obligations in respect of letters of credit,
     endorsements   (other   than  endorsements   of   negotiable
     instruments for purposes of collection in the ordinary course of business), obligations to purchase goods or services for the purpose of supplying funds for the purchase
     or   payment   of  Debt  of  others  and  other   contingent
     obligations in respect of, or to purchase, or otherwise acquire, or advance funds for the purchase of, Debt of others, (d) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt and (e) all obligations of such Person under capital leases.
          "Default Rate" means an interest rate equal to the Base Rate plus two percent (2.00%) per annum.
          "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.
           "Default Conditions" or "Default Condition" means the occurrence of any of the events specified in Section 8.03 hereof.
           "EBIT" (Earnings Before Interest and Taxes) means for Borrower, as determined on a consolidated basis for any specified period, an amount equal to the sum of: (A) pre-tax income, plus (B) total Interest Expense.
           "Eligible Assignee" means: (i) with the prior consent of Borrower, which will not be unreasonably withheld or delayed, a commercial bank or financial institution having total assets in excess of $1,000,000,000 or any commercial
     finance  or  asset-based  lending  Affiliate  of  any   such
     commercial bank or financial institution which has complied with Section 12.12 herein, or (ii) any Lender, or an Affiliate thereof. The consent of Borrower shall not be a condition precedent to assignment to an Eligible Assignee if an Event of Default exists and is continuing.
           "Environmental Law" means any federal, state, or local
     law,   statute,  ordinance,  or  regulation  applicable   or
     pertaining to health, industrial hygiene, waste materials, removal of waste materials, oil, gas, underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting any of the Borrower's Property.
           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.
           "Excluded Subsidiary" or "Excluded Subsidiaries" means collectively Cracker Barrel Old Country Store TV, Inc., and any future Subsidiary which is not required to execute a Guaranty under the provisions of Section 5.12 hereof.
           "Facing Fee" means the product of (a) .04% multiplied by (b) the face amount of any Letter of Credit.
            "Federal   Funds  Rate"  means  for  any  period,   a
     fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of
     the   Federal  Reserve  System  arranged  by  Federal  funds
     brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.
           "Financial Statements" means (i) the consolidated financial statement or statements of Borrower and its Subsidiaries, described or referenced in Section 3.06 hereof and delivered with this Agreement to Agent for distribution
     to   Lenders,  and  (ii)  subsequent  financial   statements
     required to be provided pursuant to Section 5.01(a) and (b) of this Agreement.
           "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on or about the last day of each January, April, July and October.
           "Fiscal Year" or "Annually" means the twelve-month accounting period ending on or about July 31st of each year and presently used by the Borrower as its fiscal year for accounting purposes.
           "Funding  Account"  shall mean  that  certain  account
     maintained  by  Borrower  with Agent,  bearing  account  no.
     7020125402.
           "GAAP" means generally accepted accounting principles in the United States.
           "Guarantors" or "Guarantor" means all Subsidiaries of Borrower, whether now existing or hereafter created, except for Excluded Subsidiaries.
            "Guaranty"   and  "Guarantees"  means  the   guaranty
     agreements executed by each Guarantor in substantially the form as set forth in Exhibit F, or as otherwise agreed between Agent and Guarantor.
           "Hazardous Substances" means those substances included within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the
     Comprehensive   Environmental  Response,  Compensation   and
     Liability  Act  of  1980, as amended, 42  U.S.C.   9601,  et
     seq.; the Resource Conservation and Recovery Act of 1976, 42
     U.S.C.     6901,   et   seq.;   the   Hazardous    Materials
     Transportation   Act,  49  U.S.C.   1801,   et   seq.;   any
     applicable state law and in the regulations promulgated pursuant to such acts and laws, and such other substances, materials, and waste which are or become regulated under any Environmental Law.
           "Interest  Expense"  shall mean with  respect  to  the
     applicable  period,  the  aggregate  interest  expense   and
     amortization of deferred loan costs of Borrower (calculated without regard to any limitations on the payment thereof),
     imputed   interest  on  capitalized  lease  obligations   of
     Borrower, and net costs under interest rate protection agreements for Borrower, all on a consolidated basis and as determined in conformity with GAAP.
           "Interest Rate Period" or "Interest Period" shall be applicable only to Advances calculated using the LIBOR Rate Option, and shall mean a one-month, two-month, three-month, or six-month time period selected by Borrower pursuant to
     Section 2.04 herein. No Interest Rate Period may end on a date extending beyond the Maturity Date.
           "Lease Adjusted Funded Debt" shall mean the sum of (1) all Debt (as previously defined in this Agreement); and (2) the present value of all operating lease obligations as determined in accordance with standard S & P methodology. The calculation of Lease Adjusted Funded Debt for the Borrower shall include all Lease Adjusted Funded Debt of Borrower determined on a consolidated basis, plus all Lease Adjusted Funded Debt of other Persons, which has been guaranteed by Borrower and any Person whose financial statements are consolidated with the Financial Statements of Borrower or which is supported by a letter of credit issued for the account of Borrower and any Person whose financial statements are consolidated with the Financial Statements of Borrower, or as to which and to the extent which Borrower
     and   any  other  Person  whose  financial  statements   are
     consolidated with the Financial Statements of Borrower or their assets have become liable for payment thereof.
           "Lender" or "Lenders" means STB, the other banks and lending institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to
     Section 12.12, but shall not include any participant.
           "Letter of Credit Application Agreement" means that certain Application and Agreement for Issuance of a Letter of Credit in the form of Exhibit D hereto or any other similar form required by the Agent appropriately completed by the Borrower pursuant to Section 2.02(a) herein.
           "Letter of Credit Fee" means an amount equal to the product of: (a) one quarter of one percent (.25%) per annum multiplied by (b) the face amount of the Letter of Credit, but in any event no less than Five Hundred Dollars ($500).
           "Letters of Credit" has the same meaning as set forth in Section 2.02 herein.
           "LIBOR Rate" means the offered rates for deposits in U.S. Dollars for the applicable Interest Rate Period, selected by Borrower in accordance with the terms of
     Section 2.04, as quoted on the Telerate System subscribed to by Agent, and which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of any applicable Interest Rate Period. If any of such one-month or two-month or three-month or six-month rate, as the case may be, is unavailable on the Telerate System, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated in advance in writing by the Agent to the Borrower.
           "LIBOR Rate Option" means that rate of interest equal to the LIBOR Rate for the applicable Interest Rate Period plus one quarter of one percent (.25%) per annum.
           "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a
     mortgage,    encumbrance,   pledge,   security    agreement,
     conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting the Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that Borrower has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
          "Loan" or "Loans" means any borrowing by Borrower under this Agreement, and/or any extension of credit by Lenders or
     Swing   Line  Lender  to  the  Borrower  pursuant  to   this
     Agreement, the Revolving Credit Loan, the Term Loan, the Swing Line Loan, or any other Loan Document, including any renewal, amendment, extension, or modification thereof.
           "Loan Documents" means, collectively, each document or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the
     Closing   Date),   including,   without   limitation,   this
     Agreement, the Revolving Credit Note, the Term Note, the Swing Line Note, the Guarantees, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Agent's request.
           "Majority  Lenders"  means  those  Lenders  with   an
     aggregate Pro Rata Share equal to or greater than 66 2/3%.
           "Material" or "material" as used herein shall be determined with respect to Borrower on a consolidated basis.
          "Maturity Date" for the Revolving Credit Loan, the Term Loan and the Swing Line Loan shall mean December 2, 2001.
           "Maximum Total Amount" means: (i) with respect to the Revolving Credit Loan, the principal amount of $75,000,000, less the aggregate face amounts of all outstanding Letters of Credit (which has a sublimit under Section 2.02 of
     $25,000,000),  less  the  aggregate  outstanding   principal
     amount of the Swing Line Note; (ii) with respect to the Term Loan, the principal amount of $50,000,000; and (iii) with respect to the Swing Line Loan, the principal amount of $5,000,000.
           "Moody's" means Moody's Investors Services, Inc.
           "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
          "Permitted Encumbrances" means: (i) taxes, assessments, and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued; (ii) mechanic's, materialmen's, contractors', landlords', or other similar Liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith
     by   appropriate   proceedings  duly  pursued;   and   (iii)
     restrictions,   exceptions,  reservations,  easements,   and
     restrictive covenants affecting any of Borrower's real property and that do not materially and adversely affect such real property.
             "Person"    means   any   individual,   corporation,
     partnership,   joint  venture,  association,   joint   stock
     company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.
           "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the Code applies.
           "Principal Office" means the principal office  of  the
     Agent   located  at  201  Fourth  Avenue  North,  Nashville,
     Tennessee 37219.
           "Pro Rata Share" means the percentage of interest held
     by   each  of  the  Lenders  as  set  forth  opposite  their
     respective signatures hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.
           "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.
           "Revolving Credit Advance" means an Advance under the Revolving Credit Notes.
           "Revolving Credit Loan" means the aggregate amount of all Advances under the Revolving Credit Notes.
           "Revolving Credit Loan Commitment" means, relative to any Lender, such Lender's obligation to make Advances pursuant to Section 2.01(a) of this Agreement.
           "Revolving Credit Note" and "Revolving Credit Notes" means, as the context may require: (a) any of the revolving credit notes executed by the Borrower payable to the order of any Lender, substantially in the form of Exhibit A hereto, originally in the principal amounts each such Lender's Pro Rata Share bears to the Maximum Total Amount for the Revolving Credit Loan, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from
     the   outstanding  Revolving  Credit  Loan,  as  each   such
     Revolving Credit Note may from time to time be amended, increased, decreased, extended, renewed, restated, and/or changed in any way, and all other promissory notes accepted from time to time in amendment, renewal, payment and/or
     substitution   thereof   and/or   therefor,    and/or    (b)
     collectively, all of the foregoing.
          "S&P" means Standard & Poor's, a division of The McGraw-
     Hill Companies.
           "Subsidiary" means any corporation of which more than fifty percent (50%) of the issued and outstanding Voting Stock is owned or controlled at the time as of which any determination is being made directly or indirectly by any Person.
           "Swing Line Lender" shall mean the Agent and its successors and assigns.
           "Swing Line Loan" means all Advances made under the Swing Line Note up to the Swing Line Subcommitment.
           "Swing Line Note" means the revolving credit note of the Borrower, payable to the order of the Swing Line Lender, in substantially the form of Exhibit C hereto, in the principal amount of up to $5,000,000 issued pursuant to
     Section 2.03 herein, as such may be from time to time supplemented, modified, amended, renewed or extended.
           "Swing Line Rate" shall be a rate of interest equal to the LIBOR Rate for three-month periods plus three-tenths of one percent (.30%) per annum. The Swing Line Rate of interest shall fluctuate on a daily basis.
          "Swing Line Subcommitment" shall mean $5,000,000.
          "Term Loan" means the Advance under the Term Notes.
           "Term  Loan Advance" means the Advance under the  Term
     Notes.
           "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make an Advance pursuant to
     Section 2.01(b) of this Agreement.
           "Term Loan Rate" means a rate of interest equal to the LIBOR Rate for three-month periods plus one quarter of one percent (.25%) per annum. The Term Loan Rate shall be reset two (2) Business Days prior to the end of the applicable Interest Rate Period and shall be effective for the next ensuing Interest Rate Period.
           "Term Note" and "Term Notes" means, as the context may require: (a) any of the term notes executed by the Borrower payable to the order of any Lender, substantially in the form of Exhibit B hereto, originally in the principal amounts each such Lender's Pro Rate Share bears to the
     Maximum Total Amount of the Term Loan, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the outstanding Term Loan, as each such Term Note may from time to time be amended, increased, decreased, extended, renewed, restated, and/or changed in any way, and all other promissory notes accepted from time to time in amendment, renewal, payment and/or substitution thereof
     and/or  therefor,  and/or  (b)  collectively,  all  of   the
     foregoing.
          "Total Capitalization" means an amount equal to the sum of Lease Adjusted Funded Debt plus Borrower's shareholders' equity (as determined by GAAP), all as determined on a consolidated basis.
           "Voting Stock" means securities of any class of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).
     Article II. The Credit.
      Section 2.01 Loan Facilities. Subject to the conditions precedent set forth in this Agreement and pursuant to the terms of the Loan Documents and in reliance upon the representations, warranties, and covenants set forth in the Loan Documents, Lenders agree to make the following loans to Borrower:
      (a) The Revolving Credit Loan. In the aggregate for all Lenders up to the Maximum Total Amount and on any Business Day occurring prior to the Maturity Date, each Lender severally agrees to make Revolving Credit Advances under the terms of this Agreement (relative to such Lender) to the Borrower as evidenced by a Revolving Credit Note equal to such Lender's Pro Rata Share of the aggregate amount of the borrowing of total Revolving Credit Advances requested by the Borrower to be made on such day.
      (b) Term Loan. Each Lender severally agrees to make a Term Loan Advance on March 3, 1997, under the terms of this Agreement (relative to such Lender) to the Borrower as evidenced by the Term Note equal to such Lender's Pro Rata Share of Fifty Million Dollars ($50,000,000).
     (c) The amount available to be advanced under the Revolving Credit Loan shall be reduced dollar-for-dollar by the sum of: (i) the face amount of any outstanding Letter of Credit, and (ii) the principal amount outstanding from time to time under the Swing Line Note. In no event shall the Borrower permit the sum of (x) the face amount of outstanding Letters of Credit; plus (y) the outstanding principal amount of the Swing Line Note, plus (z) the outstanding principal amount of the Revolving Credit Notes to exceed the Maximum Total Amount. The outstanding principal amount of all Term Notes shall not exceed the Maximum Total Amount.
      (d) On the terms and subject to the conditions hereof and the Revolving Credit Notes, and provided no Event of Default or Default Condition has occurred, the Borrower may borrow, repay, and reborrow under the Revolving Credit Loan. On the terms and subject to the conditions hereof and the Term Notes, Borrower shall borrow Fifty Million Dollars ($50,000,000) on March 3, 1997, as the Term Loan.
      (e) The failure of any Lender to make an Advance under its Revolving Credit Loan Commitment or Term Loan Commitment shall not relieve any other Lender of its obligations hereunder to make Advances under such Lender's Revolving Credit Loan Commitment or Term Loan Commitment, but no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date of any requested Advance.
      Section 2.02 Letters of Credit. (a) Provided no Event of Default or Default Condition exists, and subject to the terms and conditions of the Loan Documents, the Lenders have agreed that the Agent on behalf of the Lenders will issue to third party beneficiaries on Borrower's account, irrevocable standby letters of credit ("Letters of Credit") in the face amount of up to $25,000,000 in the aggregate. Agent on behalf of the Lenders shall not be required to issue Letters of Credit in an aggregate
face  amount  exceeding  $25,000,000.  In  connection  with   the
issuance of each Letter of Credit, the Borrower shall complete  a
Letter   of   Credit  Application  Agreement,  and   such   other
documentation in form and substance as required by Agent. The term of any Letter of Credit shall not exceed twelve (12) months from the date of its issuance.
      (b) In connection with the issuance of any Letter of Credit, the Borrower shall pay to Agent a Letter of Credit Fee (payable on the date of the issuance of the Letter of Credit) to be apportioned and paid by Agent to each of the Lenders pursuant to the Pro Rata Share of each Lender. If the term of any Letter of Credit is less than one (1) month, the Letter of Credit Fee shall be calculated as if the term of the Letter of Credit was equal to one (1) month.
      (c) In connection with the issuance of any Letter of Credit, the Borrower shall also pay to Agent a Facing Fee
(payable on the date of the issuance of the Letter of Credit) calculated on an annual basis. None of the Lenders, except for the Agent, shall share in the Facing Fee.
      (d) The Agent agrees to use its best efforts to issue and deliver to the Borrower each requested Letter of Credit within three (3) Business Days following submission by Borrower of a properly completed Letter of Credit Application Agreement.
      (e) No Letter of Credit shall be issued for a term that extends beyond the Maturity Date. The language of each Letter of Credit, including the requirements for a draw thereunder, shall be subject to the reasonable approval of the Agent.
      (f) The face amount of any outstanding Letter of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Credit Loan by such amount. Additionally, any payment by Agent under a Letter of Credit shall be treated as an Advance under the Revolving Credit Loan, and the terms and provisions of repayment shall be treated as an Advance under the Revolving Credit Loan.
      (g) The Lenders shall participate in all Letters of Credit requested by the Borrower under this Agreement. Each Lender holding a Revolving Credit Note, upon issuance of a Letter of Credit by the Agent, shall be deemed to have purchased without recourse, a risk participation from the Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Pro Rata Share of all obligations under such Letter of Credit and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Agent therefor and discharge when due, its Pro Rata Share of all obligations arising under such Letter of Credit. Without limiting the scope and nature of a Lender's participation in any Letter of Credit, to the extent that the Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent its Pro Rata Share of such unreimbursed drawing in same day funds on the day of notification by the Agent of an unreimbursed drawing. The obligation of each Lender to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default Condition or an Event of Default or any other occurrence or event.
     Section 2.03 Swing Line Loan.
           (a) Swing Line Subcommitment. Subject to and upon the terms and conditions herein set forth, the Swing Line Lender severally establishes in favor of the Borrower, its Swing Line Subcommitment. The Swing Line Lender, subject to and upon the terms and conditions set forth herein, from time to time, agrees to make to the Borrower Advances under the Swing Line Loan in an aggregate principal amount outstanding at any time not to exceed the Swing Line Subcommitment. Borrower shall be entitled to repay and reborrow Advances under the Swing Line Loan in accordance with the provisions hereof and the Swing Line Note.
           (b) Amount and Terms of Swing Line Loan. Each Advance under the Swing Line Loan shall be made from the Swing Line Lender at the Swing Line Rate in accordance with the borrowing procedure specified in Section 2.05(c). Each Advance under the Swing Line Loan shall be in a principal amount of not less than $100,000 and shall be in multiples of $100,000 in excess thereof. The Borrower shall be required to repay any Advance made under the Swing Line Loan in full within thirty (30) days after such Advance is made.
           (c) Repayment of Swing Line Loan by Revolving Credit Loan. If (i) after giving effect to any request for an Advance, the aggregate principal amount of the Revolving Credit Loan (including the face amount of all outstanding Letters of Credit), and the Swing Line Loan would exceed the maximum amount of the Revolving Credit Note held by the Swing Line Lender, or (ii) there are any outstanding Advances under the Swing Line Loan upon the occurrence of an Event of Default, then each Lender holding a Revolving Credit Note hereby agrees, upon the request of the Swing Line Lender, to make an Advance under the Revolving Credit Loan in an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of the Swing Line Loan (the "Refundable Swing Line Loan") outstanding on the date such
     notice  is  given.   On  or  before 11:00  a.m.  (Nashville,
     Tennessee time) on the first Business Day following receipt by such Lender of a request to make the Advances referenced in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Agent to the Lenders from time to time the amount as requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refundable Swing Line Loan. On the day such Advances are made by the Lenders, the Swing Line Lender's Pro Rata Share of the Refundable Swing Line Loan shall be deemed to be paid with the proceeds of the Revolving Credit Advance made by the Swing Line Lender. Upon the making of any Advance under the Revolving Credit
     Loan pursuant to this subpart (c), the amount so funded shall become due under each Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. Additionally, the Applicable Rate on such Refundable Swing
     Line  Loan  shall initially be the Base Rate  Option.   Each
     Lender's  obligation  to make Advances under  its  Revolving
     Credit Note referred to in this subpart (c) shall be absolute and unconditional and shall not be affected by any circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
           (d)   Purchasing of Participations. In the event  that
     (i) the Borrower is subject to any bankruptcy or insolvency proceedings, or (ii) if the Swing Line Lender otherwise requests, each Lender holding a Revolving Credit Note shall
     acquire   without   recourse  or  warranty,   an   undivided
     participation interest in the Swing Line Loan equal to such Lender's Pro Rata Share by paying to the Swing Line Lender, in same day funds, an amount equal to such Lender's Pro Rata Share of the Swing Line Loan. From and after the date on which such Lender purchases an undivided participation interest in the Swing Line Loan pursuant to this clause, the
     Swing   Line   Lender  shall  distribute  to   such   Lender
     (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's
     participation  interest  is  outstanding  and  funded)   its
     ratable amount of all payments of principal and interest in respect of the Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.
     Section 2.04   Interest Rate.
           (a) The Applicable Rate for Advances under the Revolving Credit Loan shall either be the Base Rate Option or the LIBOR Rate Option, as selected by Borrower pursuant to the procedures specified in parts (b) and (c) below. The Applicable Rate for Advances under the Term Loan shall be the Term Loan Rate. The Term Loan Advance shall be for an Interest Rate Period of three-months. The Term Loan Rate shall be reset two (2) Business Days prior to the end of the current Interest Rate Period, for the next ensuing Interest Rate Period. The Applicable Rate for the Swing Line Loan shall be the Swing Line Rate.
          (b) So long as the Borrower complies with Section 2.05 herein, the Borrower may elect that any Advance under the Revolving Credit Loan shall bear interest at either the Base Rate Option or the LIBOR Rate Option. In the event that the Borrower fails to designate an Applicable Rate for a Revolving Credit Loan, or in the event the Borrower fails to
     make   an   interest  rate  election  in  strict  compliance
     herewith, then it shall be conclusively presumed that the Borrower has selected the LIBOR Rate Option with a one (1)
     month   Interest  Rate  Period  for  such  Revolving  Credit
     Advance.
           (c)   At  least  two (2) Business Days  prior  to  the
     expiration of any applicable Interest Rate Period for a Revolving Credit Loan, the Borrower shall designate a new Applicable Rate. In the event that the Borrower fails to designate a new Applicable Rate at least two (2) Business Days prior to the expiration of any applicable Interest Rate Period, then it shall be conclusively presumed that the Borrower has selected the LIBOR Rate Option with a one (1) month Interest Rate Period as the Applicable Rate to be effective on the expiration of such Interest Rate Period.
           (d) In the event that the Borrower selects the Base Rate Option as the Applicable Rate for a Revolving Credit Loan, then the Base Rate Option shall remain effective until two (2) Business days subsequent to the date Agent receives notice that Borrower has elected to change the Applicable Rate for a Revolving Credit Advance to a LIBOR Rate Option.
           (e) Upon the occurrence of an Event of Default, the indebtedness described herein and all obligations hereunder shall bear interest at the Default Rate.
           (f) All interest and all fees for the issuance of Letters of Credit shall be calculated on the basis of a 360-day year and actual days elapsed.
      Section 2.05 Borrowing Procedure. (a) In General. The Borrower authorizes the Agent to deposit all Advances into the Funding Account. Any one of the Persons who hold the following titles with Borrower is authorized to request an Advance: Chief Executive Officer, President, Chief Financial Officer, Treasurer and Assistant Treasurer.
     (b) Requests for Revolving Credit Loan. Borrower shall give the Agent at least two (2) Business Day's prior written notice of a proposed Advance at the LIBOR Rate Option and same day prior written notice (by 11:00 a.m. Nashville, Tennessee time) of a proposed Advance at the Base Rate Option, under the Revolving Credit Loan by presentation of a Borrowing Request. Any notice received by Borrower after 11:00 a.m. Nashville, Tennessee time will be deemed given on the next Business Day. With regard to requests for Advances under the Revolving Credit Loan, the following shall apply: (a) in the event that the Borrower designates the Base Rate Option as the Applicable Rate, the requested Advance must be in a minimum amount of $500,000 and increments of $100,000 in excess thereof; and (b) in the event the Borrower designates the LIBOR Rate Option as the requested Applicable Rate, the requested Advance must be in a minimum amount of $2,500,000 and increments of $500,000 in excess thereof. Agent shall give notice to Lenders of a request for an Advance by 1:00 p.m. (Nashville, Tennessee time) on the date of such request, and each Lender shall wire immediately available funds to Agent by 2:00 p.m. (Nashville, Tennessee time) the date of the requested Advance.
      (c) Swing Line Note. Borrower may give the Agent oral notice of a request for an Advance under the Swing Line Note no later than 11:00 A.M. (Nashville, Tennessee time) followed by facsimile transmission sent to Agent. Borrower shall specify that such request is a request under the Swing Line Note, and subject to availability under the Swing Line Note and provided the request is made no later than 11:00 A.M. (Nashville, Tennessee time), the Agent shall make the Advance by crediting the Funding Account no later than the close of business on the day of the borrowing. With regard to requests for Advances under the Swing Line Loan, the following shall apply: Advances shall be in a minimum amount of $100,000 and increments of $100,000 in excess thereof.
      (d) No Liability. The Agent and the Lenders shall have no liability to Borrower arising out of their compliance with the borrowing procedure specified in this Section 2.05, except for acts of gross negligence or willful misconduct.
      (e) Warranty. The request by the Borrower of an Advance shall constitute a warranty by the Borrower that as of the date of the request and as of the date the Advance is made: (i) no Event of Default or Default Condition has occurred; and (ii) the representations and warranties contained in Article III of this Agreement remain true, correct, and accurate.
      Section 2.06 Use of Proceeds. Proceeds of the Revolving Credit Loan and the Swing Line Loan shall be used to fund Borrower's working capital, acquisitions, capital expenditures needs and for Borrower's general corporate purposes. Proceeds of the Term Loan shall be used to repay and to cancel all outstanding amounts owed to STB under that certain $50,000,000 promissory note dated November 22, 1996.
      Section 2.07 Participation. Any Lender shall have the right to enter into one or more participation agreements with one or more of its Affiliates. Subject to Borrower's approval under
Section 12.12(d), each Lender shall have the right to enter into one or more participation agreements with one or more banks, or financial institutions which are not Affiliates of such Lender, on such terms and conditions as such Lender shall deem advisable.
Notwithstanding  any  provisions  of  this  section  or   Section
12.12(d), a Lender shall have the right to enter into one or more participation agreements without the consent of Borrower, if an Event of Default exists and is continuing. Borrower shall furnish a sufficient number of copies of reports and certificates to Lenders so that Lenders and each participating lender shall receive a copy of each such document.
      Section 2.08 Term of This Agreement. This Agreement shall mature and all amounts under this Agreement, the Revolving Credit Note, the Term Note and the Swing Line Note shall be due and payable on the Maturity Date. This Agreement shall be binding upon the Borrower so long as any portion of the indebtedness
described  herein  remains  outstanding,  provided  and   except,
Borrower's representations, warranties, and indemnity agreements shall survive the payment in full of such indebtedness.
      Section 2.09 Payments to Principal Office; Debit Authority. Each payment under the Revolving Credit Loan and Term Loan shall be made without defense, setoff, or counterclaim to Agent at its Principal Office in U.S. Dollars for the account of Lenders and in immediately available funds before 11:00 a.m. (Nashville, Tennessee time) on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent. Each payment under the Swing Line Loan shall be made to Agent at its Principal Office in U.S. Dollars and in immediately available funds before 11:00 a.m. (Nashville, Tennessee time) on the date such payment is due. Payments received after 11:00 a.m. (Nashville, Tennessee time)
will be deemed received on the next Business Day. Agent shall wire, in immediately available funds, each such payment to Lenders by 2:00 p.m. (Nashville, Tennessee time) on the date payments are received.
     Section 2.10 Prepayment.
           (a)   Required  Prepayment.   Whenever  the  aggregate
     amount outstanding under the Revolving Credit Loan or Term Loan (as applicable) exceeds the Maximum Total Amount, the Borrower shall immediately pay to Lenders such amounts as may be necessary to cause the aggregate principal amount outstanding under the Revolving Credit Loan or Term Loan (as applicable) to be equal to or less than the Maximum Total Amount. Whenever the amount outstanding under the Swing Line Note exceeds the Maximum Total Amount permitted to be outstanding under the Swing Line Loan, the Borrower shall immediately pay to Agent such amounts as may be necessary to cause the principal amount outstanding under the Swing Line Note to be equal to or less than the Maximum Total Amount permitted to be outstanding under the Swing Line Loan;
           (b) Optional Prepayment. The Borrower may prepay the Revolving Credit Loan and Swing Line Loan as follows:
                     (i)  The Borrower may prepay the Swing  Line
          Loan (provided that such reduction shall be in a principal amount of at least $100,000 and integral multiples of $100,000 in excess thereof) by written notice delivered to Agent no later than 11:00 a.m. on the date of such prepayment;
                     (ii) Borrower may prepay Advances under  the
          Revolving Credit Notes which bear interest at the Base Rate Option (provided that such reduction shall be in a principal amount of at least $100,000 and integral multiples of $100,000 in excess thereof) by written notice delivered to Agent no later than 11:00 a.m. on the date of such prepayment and Agent shall give notice to Lenders by 2:00 p.m. on the date of such prepayment;
                     (iii) Borrower shall not have the right  and
          option to prepay Advances under the Revolving Credit Notes bearing interest at the LIBOR Rate Option until the expiration of the applicable Interest Period for such Advance.
All  prepayments  will be applied first to  unpaid  expenses  (if any), then to accrued interest, then to principal.
            (c)    Permanent   Prepayments.  The   Borrower   may
     permanently prepay the Term Loan or permanently reduce the Revolving Credit Loan as follows:
                     (i)  Upon ten (10) days prior written notice
          delivered from Borrower to Agent, the Borrower may permanently reduce the maximum principal amount that may be borrowed under the Revolving Credit Loan; provided that such reduction shall be in a principal amount of at least $2,500,000 and integral multiples of $2,500,000 in excess thereof, and provided that such reduction shall not reduce an outstanding Revolving Credit Advance with a LIBOR Rate Option until the expiration of the applicable Interest Period for such Advance. In the event that a permanent reduction is made by the Borrower in the amount that may be borrowed under the Revolving Credit Loan, the Maximum Total Amount for the Revolving Credit Loan and the Revolving Credit Loan Commitment shall be reduced accordingly. Agent shall notify Lenders of a prepayment under this subsection within one Business Day after receipt of notice.
                     (ii) Upon ten (10) days prior written notice
          delivered from Borrower to Agent, the Borrower may permanently prepay all or a part of the Term Loan; provided that, such reduction shall be in a principal amount of at least $5,000,000 and integral multiples of
          $5,000,000  in  excess  thereof.  Notwithstanding   any
          provision   in  this  Section  2.10  to  the  contrary,
          Borrower cannot prepay a Term Loan until the end of the applicable Interest Period. Agent shall notify Lenders of a prepayment under this subsection within one Business Day after receipt of notice.
      Section 2.11 Apportionment of Payments. Aggregate principal
and   interest  payments  with  respect  to  Advances  under  the
Revolving Credit Loan and/or the Term Loan shall be apportioned among all outstanding Revolving Credit Loan Commitments and Term Loan Commitments to which such payments relate proportionately to the Lenders' respective Pro Rata Share of such Revolving Credit Loan Commitments and Term Loan Commitments. In the event the Agent receives payment under the Revolving Credit Loan and/or Term Loan by 11:00 A.M. (Nashville, Tennessee time), then the Agent shall distribute to each Lender its share of all such
payments   received  by  the  Agent  no  later  than  2:00   P.M.
(Nashville,  Tennessee time) on the date of  Agent's  receipt  of
such  payments.   Payments  received  subsequent  to  11:00  A.M.
(Nashville, Tennessee time) shall be treated as received on the next succeeding Business Day. Payments received by Agent for the Swing Line Loan shall not be apportioned, but shall be delivered to the Swing Line Lender.
      Section 2.12 Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the indebtedness relating to Advances under the Revolving Credit Loan (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share of payments or reductions of the Revolving Credit Loan, such Lender shall forthwith (a) notify each of the other Lenders and Agent of such
receipt,   and   (b)  purchase  from  the  other   Lenders   such
participations in the Revolving Credit Loan as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section  2.12  may,  to  the  fullest extent  permitted  by  law, exercise all its rights of payment (including the right  of  set-
off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
      Section 2.13 Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lenders may otherwise have, the Lenders shall be entitled, at their option, to offset balances held by any of them at any of their offices
against   any  principal  of  or  interest  on  the  indebtedness
described herein which is not paid when due by reason of a failure by the Borrower to make any payment when due to such Lender (regardless whether such balances are then due to the Borrower), in which case such offsetting Lender shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.
      Section 2.14 Commitment Fee. Commencing on March 31, 1997 and on the last day of each Fiscal Quarter thereafter and on the
Maturity   Date,  the  Borrower  shall  pay  to  the  Agent   for
distribution to the Lenders based on their Pro Rata Share, a commitment fee equal to one-tenth of one percent (.10%) per annum calculated on the average unused portion of the Revolving Credit Loan for the preceding Fiscal Quarter (or portion thereof); provided that the payment made on March 31, 1997 shall be for a time period from the Closing Date to March 31, 1997. The commitment fee shall be calculated based on a year of 360 days for the actual number of days elapsed.
      Section 2.15 Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event,  notwithstanding  anything to the  contrary  in  any  Loan
Document   or   agreement  executed  in   connection   with   the
indebtedness described herein, Borrower, Agent, and Lenders agree
as   follows:  (i)  the  aggregate  of  all  consideration   that
constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess
interest,   if  any,  for  which  this  Agreement  provides,   or
otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to Borrower).
      Section 2.16 Interest Rate Not Ascertainable, Etc. In the event that the Agent shall in good faith have determined that on any date for determining the LIBOR Rate, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such determination and a summary of the basis for such determination. At the expiration of any Interest Rate Period then in effect and until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice shall be given forthwith after such determination is made by the Agent), all Loans shall bear interest at the Base Rate Option.
      Section 2.17 Illegality. (a) In the event that the Agent shall have determined any time that the making or continuance of any Advance bearing interest at the LIBOR Rate Option has become unlawful by compliance by any Lender (an "Affected Lender") in
good   faith   with   any  applicable  law,  governmental   rule,
regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Agent shall give prompt notice (by telephone confirmed in writing) to the Borrower of
such   determination  and  a  summary  of  the  basis  for   such
determination.
      (b) Upon the giving of the notice to the Borrower referred to in Section 2.17(a), the Borrower's right to elect a LIBOR Rate Option shall be immediately suspended, and all outstanding Advances made by the Affected Lender shall bear interest at the Base Rate Option after the current Interest Period has expired. The Borrower shall have the right and option to replace the Affected Lender pursuant to Section 12.13 hereof, for so long as the Affected Lender which remains under the disability described in Section 2.17(a), has not been replaced.
      Section 2.18 Increased Costs. (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):
           (A) the Agent or any Lender shall be subject to any tax, duty or other charge with respect to any Advances bearing interest at the LIBOR Rate Option (all such Advances being collectively referred to as the "LIBOR Loans") or its obligation to make LIBOR Loans, or the basis of taxation of payments to the Agent or any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans shall have changed (except for changes in the tax on the overall net income of the Agent or such Lender, or similar taxes, pursuant to the laws of jurisdictions with taxing authority over the Agent or such Lender); or
           (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Agent or any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on the Agent or any Lender or the London interbank market;
and as a result thereof there shall be any increase in the cost to the Agent or such Lender (a "LIBOR Affected Lender") of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the interest rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by the Agent or any LIBOR Affected Lender, then the Borrower shall from time to time, upon written notice from and demand in good faith by the Agent, pay to the Agent for the account of the Lenders (or any LIBOR Affected Lender) within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify the Agent or such LIBOR Affected Lender against such increased cost; provided, however, that nothing in this section shall require Borrower to indemnify the Agent or any Lender for withholding taxes; provided that Borrower shall have the right and option to replace a LIBOR Affected Lender pursuant to the terms of Section
12.13 hereof.
      (b)  If the Agent shall in good faith determine that at any
time,   because  of  the  circumstances  described   in   Section
2.18(a)(i) or (ii) arising after the date of this Agreement affecting the Agent or any Lender or the London interbank market or the Agent or any Lender's position in such market, the calculations for the interest rates for LIBOR Loans as determined by the Agent or any Lender will not adequately and fairly reflect the cost to the Agent or any Lender of funding such LIBOR Loans, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower of such advice, and a summary of the basis for such determination, and then, and in any such event and until Agent notifies the Borrower that such circumstances no longer exist (which notice shall be given forthwith after such determination is made by the Agent):
           (i) The Borrower's right to request, and the Agent's and any Lender's obligation to make or permit portions of the indebtedness described herein to remain outstanding past the last day of the then current Interest Rate Period as LIBOR Loans shall be immediately suspended; and
           (ii) After the last day of the then-current Interest Rate Period, all indebtedness described herein shall bear interest at the Base Rate Option.
      Section 2.19 Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changes in lending offices to the extent feasible, in order to reduce additional payments by the Borrower pursuant to Section 2.18 and to make the LIBOR Rate Option available under Sections 2.17 and 2.18 hereof.
     Article III.   Representations and Warranties.
      To induce Lenders to enter this Agreement and extend credit under this Agreement, the Borrower covenants, represents and warrants to Lenders that as of the date hereof:
      Section 3.01 Corporate Existence. The Borrower and its Subsidiaries are corporations duly organized, legally existing, and in good standing under the laws of the states of their incorporation, and are duly qualified as foreign corporations in all jurisdictions in which the Property owned or the business transacted by them makes such qualification necessary, except where failure to so qualify does not have a material adverse effect upon the Borrower, its Subsidiaries, their business, or their Properties, as a whole on a consolidated basis.
      Section 3.02 Power and Authorization. The Borrower and each of the Guarantors, as applicable, are duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the board of directors of the Borrower (and each Guarantor, as applicable) has authorized the execution and performance of the Loan Documents; and all other corporate action on Borrower's (and Guarantors') part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.
     Section 3.03 Binding Obligations. This Agreement is, and the Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against the Borrower (and the Guarantors, as applicable), enforceable in accordance with their terms, subject to no defense, counterclaim, set-off, or objection of any kind.
      Section 3.04 No Legal Bar or Resultant Lien. The Borrower's (and the Guarantors', as applicable) execution, delivery and performance of the Loan Documents do not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter), or bylaws of the Borrower (or the Guarantors), or any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which the Borrower (or the Guarantors) are subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower (or the Guarantors).
     Section 3.05 No Consent. The Borrower's and the Guarantors', as applicable, execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person.
      Section 3.06 Financial Condition. The Financial Statements of Borrower which have been delivered to Lenders dated August 2, 1996 have been prepared in accordance with GAAP consistently
applied,   and  the  Financial  Statements  present  fairly   the
financial condition of Borrower as of the date or dates and for the period or periods stated therein. No material adverse change in the financial condition of the Borrower has occurred since the date of such Financial Statements.
      Section 3.07 Investments, Advances, and Guarantees.  Except
for   advances   to,   investments  in  or  guaranties   of   its
Subsidiaries, neither the Borrower nor the Guarantors have made investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the Financial Statements.
       Section  3.08  Liabilities  and  Litigation.  Neither  the
Borrower   nor   its   Subsidiaries  have  material   liabilities
(individually or in the aggregate) direct or contingent which would require adjustment to or disclosure in the Financial Statements, except as referred to or reflected in the Financial Statements. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower threatened against or affecting the Borrower or the Subsidiaries, that involves the possibility of any judgment or liability not fully covered by insurance and that may materially and adversely affect the business or the Properties of the Borrower or the Subsidiaries, or their ability to carry on their business as now conducted.
      Section 3.09 Taxes; Governmental Charges. The Borrower and its Subsidiaries have filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of their Properties or income, which are due and payable. The Borrower and its Subsidiaries have made all required withholding deposits.
      Section 3.10 No Default. Neither the Borrower nor its Subsidiaries is in default in any respect that materially and adversely affects their business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which they are a party or by which their Properties are bound. Neither the Borrower nor the Subsidiaries are in violation of their respective Articles of Incorporation (or Charter) or Bylaws. No Default Conditions hereunder have occurred or are continuing as of the date hereof.
     Section 3.11 Compliance with Laws, Etc. Neither the Borrower nor its Subsidiaries are in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which they or any of their Properties is subject in any respect that materially and adversely affects their business, Properties, or financial condition. Neither the Borrower nor its Subsidiaries have failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of their Properties or to the conduct of their business, which if not obtained would have or has a material, adverse effect on the Borrower and its Subsidiaries, as a whole.
     Section 3.12 ERISA. The Borrower and its Subsidiaries are in
compliance   in   all  material  respects  with  the   applicable
provisions of ERISA. Neither the Borrower nor its Subsidiaries have incurred any "accumulated funding deficiency" within the meaning of ERISA which is material, and they have not incurred any material liability to PBGC in connection with any Plan.
      Section 3.13 No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower (or Guarantors) to Lender in connection with this Agreement, contains any material misstatement of fact or fails to state any material fact, the omission of which would render the statements therein materially false or misleading.
      Section 3.14 Regulation U. Neither the Borrower nor any of its Subsidiaries are engaged as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the indebtedness described herein shall be used at any time to
purchase  or  to  carry  margin  stock  within  the  meaning   of
Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause the Lenders to violate the provisions of Regulation U.
      Section 3.15 Filings. To the date hereof, the Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
      Section 3.16 Title, Etc. The Borrower and its Subsidiaries have good title to their Properties, free and clear of all Liens except those referenced or reflected in the Financial Statements, and except for any defects in title which would not have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Subsidiaries (as a whole, on a consolidated basis) or on the ability of the
Borrower   to  perform  its  obligations  under  this  Agreement.
Borrower and its Subsidiaries possess all trademarks, copyrights, trade names, patents, licenses, and rights therein, adequate for the conduct of their business as now conducted, except for such that would not have a material adverse effect on the business, Properties, financial condition or operations of the Borrower (and its Subsidiaries) or on the ability of the Borrower (as a whole, on a consolidated basis) to perform its obligations under this Agreement.
      Section 3.17 Personal Holding Company; Subchapter S. Neither the Borrower nor any of its Subsidiaries are "personal holding companies" as defined in Section 542 of the Code, and neither the Borrower nor any of its Subsidiaries are "Subchapter S" corporations within the meaning of the Code.
     Section 3.18 Subsidiaries. As of the Closing Date, Borrower has only the following Subsidiaries: CBOCS West, Inc.; CBOCS Distribution, Inc.; Cracker Barrel Old Country Store TV, Inc.; CBOCS Sierra, Inc.; CBOCS Michigan, Inc.; and Rocking Chair, Inc.
     Article IV. Conditions Precedent.
      Section 4.01 Initial Conditions. Lenders' obligation to extend credit and to issue any Letter of Credit, and Swing Line Lender's obligation to make an Advance under the Swing Line Loan hereunder is subject to the Conditions Precedent that Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the date hereof, in form and substance satisfactory to Agent and its counsel:
           (a) Notes and Loan Documents. This Agreement, the Revolving Credit Notes, the Term Notes, the Swing Line Note, the Guarantees of each of the Guarantors, any Letter of Credit Application Agreements, and other documents executed in connection with this Agreement (the "Loan Documents").
           (b) Resolutions. Certified copies of resolutions of the Board of Directors of the Borrower and each Guarantor,
     authorizing  or  ratifying  the  execution,  delivery,   and
     performance, respectively, of Loan Documents.
            (c)   Certificate  of  Existence.  A  certificate  of
     existence of the Borrower and each Guarantor from the state in which the Borrower and such Guarantor is incorporated or
     organized,   which  certificate  shall  contain   no   facts
     reasonably objectionable to Agent.
           (d) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and
     governmental  approvals  (if  any)  with  respect  to   this
     Agreement and the Loan Documents.
           (e) Officer's Certificate. A certificate of the secretary or any assistant secretary of the Borrower and each Guarantor certifying: (i) the names of the officer or officers of the Borrower and the Guarantor authorized to sign the applicable Loan Documents, together with a sample of the true signature of such officer(s), and (ii) as to representations and warranties of, and litigation involving, the Borrower and the Guarantor.
           (f) Charter and By-Laws and Organizational Documents. A copy of the Borrower's (and each Guarantor's) by-laws and
     charter   or   articles  of  incorporation  (including   all
     amendments thereto) certified by the secretary or any assistant secretary of the Borrower (and the Guarantor), and in the case of the charter or articles of incorporation, by the Secretary of State of the state in which the Borrower
     (or Guarantor) is incorporated, as being true and complete copies of the current charter or articles of incorporation and by-laws of the Borrower (or Guarantor).
           (g) Attorneys Opinion Letter. An opinion letter from counsel to the Borrower and the Guarantor opining as to such matters as reasonably required by Agent.
           (h) Payment of Fees, Etc. Payment of all outstanding fees and expenses to Agent, Swing Line Lender, or any Lender, including all of Agent's reasonable legal fees.
            (i)   Other.  Such  other  documents  as  Agent   may
     reasonably request.
      Section 4.02 All Borrowings. The Lenders' obligation to extend credit pursuant to this Agreement and to issue any Letter of Credit and Swing Line Lender's obligation to make an Advance under the Swing Line Loan is subject to the following additional Conditions Precedent which shall be met each time an Advance (including the request for the issuance of a Letter of Credit) is requested:
           (a)  The representations of the Borrower contained  in
     Article III are true and correct as of the date of the requested Advance, with the same effect as though made on the date of such Advance; (b) There has been no material adverse change in the Borrower's consolidated financial condition since the date of the last borrowing hereunder;
     (c)  No  Default Condition or Event of Default has  occurred
     and   continues   to  exist;  (d)  No  material   litigation
     (including,   without   limitation,   derivative   actions),
     arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Agent prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower (and/or the Guarantors) and no material development not so
     disclosed   has  occurred  in  any  litigation,  arbitration
     proceedings or governmental proceedings so disclosed, which could reasonably be expected to materially and adversely affect the financial position or business of the Borrower (and/or the Guarantors) or impair the ability of the Borrower (and/or the Guarantors) to perform its obligations under this Agreement or any other Loan Documents, as applicable.
     Article V. Affirmative Covenants.
      The  Borrower  covenants  that, during  the  term  of  this
Agreement  (including  any  extensions  hereof)  and  until   all
indebtedness described herein shall have been finally paid in full, unless Agent shall otherwise first consent in writing, the Borrower shall:
      Section 5.01 Financial Statements and Reports. Promptly furnish to Agent and to each Lender:
           (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year of the Borrower, the audited consolidated Financial
     Statements  of  the  Borrower  setting  forth  the   audited
     consolidated balance sheets of the Borrower as at the end of such year, and the audited consolidated statements of
     income,   statements  of  cash  flows,  and  statements   of
     stockholders' equity of the Borrower for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year accompanied by the report of the Borrower's certified public accountants. The audit opinion in respect of the Financial Statements of the Borrower shall be the opinion of a firm of independent certified public accountants among the "Big Six" accounting firms;
           (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, the consolidated unaudited balance sheets of the Borrower as of the end of such Fiscal Quarter, and the consolidated unaudited statements of income and cash flow of the Borrower for such quarter and for a period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer or chief accounting officer of the Borrower as being true and correct to the best of his or her knowledge, subject to ordinary year-end accounting adjustments;
           (c) Compliance Reports. As soon as available and in any event within ninety (90) days after the close of the Fiscal Year and within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each Fiscal Year), the calculations by Borrower of the financial covenants contained in Article VII herein, along with a certificate of compliance (in substantially the form as Exhibit G), certified by the president or chief financial officer of the Borrower stating that such officer has no knowledge of any Event of Default or Default Condition, or if such officer has obtained such knowledge, disclosing the nature, details, and period of existence of such event;
           (d) SEC Filings and Public Information. At the same time as they are filed with the Securities and Exchange Commission, copies of the Borrower's 10-Q and 10-K reports; and
           (e) Other Information. Promptly upon its becoming available, such other material information about Borrower, the Guarantors or the indebtedness described herein as Agent may reasonably request from time to time.
All such balance sheets and other Financial Statements referred to in Sections 5.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.
     Section 5.02 Annual Certificates of Compliance. Concurrently with the furnishing of the annual Financial Statements pursuant to Section 5.01(a) hereof, furnish or cause to be furnished to Agent and each Lender a certificate of compliance in a form
reasonably   satisfactory  to  Agent  prepared   by   independent
certified public accountants acceptable to Agent, stating that in making the examination necessary for their audit they have obtained no knowledge of any Default Condition or Event of Default, or event which, after notice or lapse of time (or both), would constitute a Default Condition or Event of Default or, if
they   have  obtained  such  knowledge,  disclosing  the  nature, details, and period of existence of such event.
      Section 5.03 Taxes and Other Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or its Subsidiaries, or upon any of their income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of their Property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the Borrower (or the
Subsidiary,  as  applicable)  shall establish  reserves  therefor adequate under GAAP.
     Section 5.04 Maintenance.
            (a)   Maintain  its  and  its  Guarantors'  corporate
     existence, name, rights, and franchises;
           (b) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of the Borrower or the Guarantors) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and
           (c) maintain its Property and the Property of its Guarantors (and any Property leased by or consigned to them
     or   held   under  title  retention  or  conditional   sales
     contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to their Property reasonably necessary and proper to ensure that the business carried on in connection with their Property may be conducted properly and efficiently at all times.
      Section 5.05 Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to
Agent   upon  request  all  such  other  and  further  documents,
agreements,  and instruments in compliance with or accomplishment
of   the  covenants  and  agreements  of  Borrower  in  the  Loan
Documents, or to correct any omissions in the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith.
     Section 5.06 Performance of Obligations.
          (a) Pay the indebtedness described herein according to the terms of the Loan Documents; and
           (b) do and perform, and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.
      Section 5.07 Insurance. Maintain and continue to maintain, and cause each Subsidiary to maintain and continue to maintain,
with   financially   sound  and  reputable  insurers,   insurance
satisfactory  in type, coverage and amount to Agent against  such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon request of Agent, Borrower will furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower (or its Subsidiaries) in form and substance satisfactory to Agent and if requested will furnish Agent copies of the applicable policies.
      Section 5.08 Accounts and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur.
      Section 5.09 Right of Inspection. Permit any officer, employee, or agent of Agent or any Lender as may be designated by Agent to visit and inspect any of the Properties of the Borrower and the Guarantors, to examine Borrower's (or Guarantors') books of record and accounts, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower (or of the Guarantors) with the respective officers, accountants, and auditors of Borrower (or of the Guarantors), all at such reasonable times and as often as Agent may reasonably desire. Notwithstanding the foregoing provisions of this Section, Wachovia and First Chicago (and their Affiliates) shall have the right of inspection as set forth in this Section without any requirement of approval or designation by Agent.
      Section 5.10 Notice of Certain Events. Promptly, but in any case within five (5) Business Days, notify Agent if the Borrower learns of the occurrence of (i) any event that constitutes a Default Condition or Event of Default together with a detailed statement by a responsible officer of the steps being taken as a result thereof; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of material Debt of the Borrower (or a Guarantor) with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; or
(iii) any legal, judicial, or regulatory proceedings affecting Borrower (or a Guarantor) in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of the Borrower and the Guarantors as a whole; or (iv) any dispute between the Borrower (or a Guarantor) and any governmental or regulatory authority or
any   other   Person,  entity,  or  agency  which,  if  adversely
determined, might materially interfere with the normal business operations of the Borrower (or a Guarantor); or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of the Borrower from those reflected in
the   Financial  Statements  or  from  the  facts  warranted   or
represented in any Loan Document.
      Section 5.11 ERISA Information and Compliance. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which the Borrower or any Subsidiary is a party. The Borrower shall provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.
      Section 5.12 Additional Guarantees. Within thirty (30) days after the Borrower acquires or creates a Subsidiary (other than an Excluded Subsidiary), the Borrower shall cause the Subsidiary to execute a Guaranty, in substantially the form and substance set forth in Exhibit F, guaranteeing the indebtedness as set forth in this Agreement and the Loan Documents. In the event
Borrower   creates  a  Subsidiary  and  is  desirous  that   such
Subsidiary be an Excluded Subsidiary, Borrower shall notify Agent of such request in writing. Agent, with the consent of the Majority Lenders, may consent (in their sole discretion) to a Subsidiary being an Excluded Subsidiary. Borrower shall pay the costs and expenses, including without limitation Agent's legal fees and expenses, in connection with the preparation, execution and review of such Guaranty.
     Article VI. Negative Covenants.
      The Borrower covenants and agrees that, during the term  of
this   Agreement  and  any  extensions  hereof  and   until   the
indebtedness described herein has been paid and satisfied in full, unless Agent shall otherwise first consent in writing, the Borrower (on a consolidated basis, taking into account all its Subsidiaries) will not, either directly or indirectly:
      Section  6.01 Liens. Create, incur, assume,  or  permit  to exist  any  Lien on its Property (real, personal,  or  mixed  now owned or hereafter acquired) except, subject to all other provisions of this Article, the foregoing restrictions shall not apply to:
            (a)   Liens  securing  the  payment  of  any  of  the
     indebtedness described in this Credit Agreement;
            (b)    Permitted  Encumbrances  as  defined  in  this
     Agreement;
            (c)    Liens   securing   purchase   money   security
     indebtedness up to $50,000,000 in the aggregate;
           (d) Liens for taxes net yet due and payable or taxes, assessments, or other governmental charges that are not assessed or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower shall have made any reserve therefor required by GAAP;
           (e) Liens of landlords, warehousemen, mechanics, materialmen and similar liens imposed by law and created in the ordinary course of business or being contested in good faith by appropriate proceedings and subject to maintenance of adequate reserves under GAAP;
           (f) Customary liens incurred or deposited made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security and to secure performance of statutory
     obligations,   surety   and   appeal   bonds   and   similar
     obligations; and
           (g) Zoning, easements and restrictions on use of real property which do not materially impair the use of such property.
      Section 6.02 Investments, Loans, and Advances. Make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:
           (a) investments in direct obligations of the United States of America or any agency thereof;
          (b) investments in direct obligations of any political subdivisions of the United States of America or any State of the United States of America having a debt rating from
     Standard   and  Poor's  Corporation  or  Moody's   Investors
     Services, Inc. of AA or better;
          (c) any other investments with a maturity of less than one year and having a credit rating of "A1/P1" or "AA" (or
     their   equivalent)  from  S&P  or  Moody's,  or  upon   the
     discontinuance of either or both of such services, any other nationally recognized rating service,
           (d) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000, or commercial paper of the highest quality;
           (e) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (d) above or in a brokerage account with Merrill Lynch;
           (f) investments received in the settlement of Debt which was created in the ordinary course of business;
          (g)  investments in a Subsidiary; and
           (h) loans, advances to, or investments in any Person which in the aggregate do not exceed $25,000,000.
      Section 6.03 Sales and Leasebacks. Enter into any arrange ment, directly or indirectly, with any Person by which the Borrower (or a Guarantor) shall sell or transfer any Property, whether now owned or hereafter acquired, and by which the Borrower (or a Guarantor) shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that Borrower (or a Guarantor) intends to use for substantially the same purpose or purposes as the Property sold or transferred.
      Section 6.04 Nature of Business. Suffer or permit any material change to be made in the character of the business of the Borrower or the Guarantors, as carried on as of the date hereof.
       Section   6.05   Mergers,  Consolidations,   Etc.   Merge,
consolidate or reorganize with or into, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to, or become an Affiliate of, any Person; provided, however, that no Event of Default and no Default Condition has occurred, Borrower may merge,  reorganize  or consolidate with any Person  as  long  as,
immediately   after  and  giving  effect  to  any  such   merger,
reorganization or consolidation no event shall occur or would reasonably be expected to occur which constitutes a Default Condition or an Event of Default and, in the case of any such merger, reorganization or consolidation to which Borrower is a party, the Borrower is the surviving corporation and has a consolidated net worth equal to or greater than Borrower prior to such merger, reorganization or consolidation.
      Section 6.06 Disposition of Assets. Dispose of any  of  the
assets of the Borrower (or of a Guarantor) other than in the ordinary course of Borrower's (or a Guarantor's, as applicable) present business upon terms standard in Borrower's industry.
      Section  6.07  Inconsistent  Agreements.   Enter  into  any
agreement containing any provision which would be violated or breached by the performance by Borrower of its obligations.
      Section 6.08 Fiscal Year. Change its Fiscal Year without the written consent of the Majority Lenders.
      Section 6.09 Transactions with Affiliates. Enter into any transaction with its Subsidiaries or any Affiliates (other than a wholly-owned Subsidiary) except on an arms-length basis.
      Section 6.10 Transfers to Excluded Subsidiaries. Transfer assets to Excluded Subsidiaries (whether in one transfer or multiple transfers) in any Fiscal Year, which exceeds five percent (5%) of Borrower's total assets in such Fiscal Year.
      Article VII Financial Covenants. The Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the indebtedness described herein has been paid
and   satisfied  in  full,  unless  the  Majority  Lenders  shall otherwise first consent in writing, the Borrower will not:
     Section 7.01 Financial Covenants.
      (a) Interest Coverage Ratio. Permit Borrower's ratio of EBIT to Interest Expense to be less than 3.0 to 1.0. The ratio
made   herein  shall  be  determined  for  each  Fiscal  Quarter, calculated on a trailing four (4) Fiscal Quarter basis.
      (b) Lease Adjusted Funded Debt to Total Capitalization. Permit the Borrower's ratio of Lease Adjusted Funded Debt to Borrower's Total Capitalization to exceed .40 to 1.0 at the end of any Fiscal Quarter.
     Article VIII. Events of Default.
      Section 8.01 Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:
           (a) Principal and Interest Payments. The Borrower fails to make payment by 11:00 a.m. (Nashville, Tennessee time) within five (5) days when due of any installment of interest on the Revolving Credit Notes, the Term Notes or Swing Line Note, the Borrower fails to make payment by 11:00 a.m. (Nashville, Tennessee time) on the due date, of any principal due under the Revolving Credit Notes, the Term Notes or Swing Line Note, or the Borrower fails to pay within fifteen (15) days when due any other payment due hereunder or under any of the Loan Documents; or
          (b) Representations and Warranties. Any representation or warranty made by the Borrower in any Loan Document is incorrect in any material respect as of the date thereof; or
     any    representation,   statement   (including    financial
     statements),  certificate,  or data  furnished  or  made  by
     Borrower   in  any  Loan  Document  with  respect   to   any
     indebtedness is untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or
           (c) Borrower fails to perform any term, obligation or covenant under Section 5.10, Article VI, or Article VII.
           (d) Other Obligations. Borrower (or Guarantor, as applicable) fails to perform any of its other obligations as required by and contained in this Agreement or any Loan Document, and such failure to perform is not cured within thirty (30) days following receipt of written notice thereof from Agent; or
           (e) Involuntary Bankruptcy or Receivership Proceed ings. A receiver, custodian, liquidator, or trustee of the Borrower or any Guarantor, or of any of their Properties, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or the Borrower or any Guarantor is adjudicated bankrupt or insolvent; or
     any of the Property of the Borrower or any Guarantor is sequestered by court order or a petition is filed against the Borrower or any Guarantor under any state or federal bankruptcy, reorganization, debt arrangement, insolvency,
     readjustment   of   debt,   dissolution,   liquidation,   or
     receivership  law  of  any  jurisdiction,  whether  now   or
     hereafter in effect; or
          (f) Voluntary Petitions. The Borrower or any Guarantor files a petition in voluntary bankruptcy to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or
           (g) Assignments for Benefit of Creditors, Etc. The Borrower or any Guarantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Borrower or any Guarantor or of all or any part of their Properties; or
          (h) Discontinuance of Business, Etc. The Borrower or a Guarantor discontinues its principal business; or
           (i) Undischarged Judgments. A final judgment which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds an aggregate of $10,000,000 in excess of applicable insurance coverage shall be rendered against the Borrower or any of its Subsidiaries, if, (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged; or
           (j)   Violation  of  Laws, Etc. The  Borrower  or  any
     Subsidiary violates or otherwise fails to comply with any law, rule, regulation, decree, order, or judgment under the laws of the United States of America, or of any state or jurisdiction thereof the effect of which has a material and adverse impact on the Borrower and its Subsidiaries as a whole; or the Borrower or any Subsidiary fails or refuses at any and all times to remain current in its or their financial  reporting  requirements pursuant  to  such  laws,
     rules,  and  regulations  or  pursuant  to  the  rules   and
     regulations of any exchange upon which the shares of the Borrower are traded; or
           (k) A default by Borrower (or any Subsidiary) on any other indebtedness which individually or in the aggregate exceeds $10,000,000 and which causes the acceleration of such indebtedness; or
           (l) any Person (or related group of Persons) which does not presently own 30% of the outstanding shares of Borrower, obtains beneficial ownership of more than 30% of the Voting Shares of Borrower; or
           (m) there exists a default under any Guaranty subject to any cure or grace periods therein; or
           (n)   Borrower commences dissolution proceedings under
     applicable law.
      Section 8.02 Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(e) and 8.01(f): (i) Agent, acting pursuant to Lenders' direction as set forth in Article XII, may declare the entire principal amount of all indebtedness under this Agreement then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default  of  any  kind,  all of which Borrower  hereby  expressly
waives,  (ii)  at  Lenders'  sole  discretion  and  option,   all
obligations of any of the Lenders under this Agreement shall immediately cease and terminate unless and until each of the Lenders shall reinstate such obligations in writing; and/or (iii) Lenders may bring an action to protect or enforce their rights under the Loan Documents or seek to collect the indebtedness described herein by any lawful means.
     Upon the happening of any event specified in Section 8.01(e) and Section 8.01(f) above: (i) all indebtedness described herein, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of
Lenders   under  this  Agreement  shall  immediately  cease   and
terminate unless and until each of the Lenders shall reinstate such obligations in writing; or (iii) Lenders may bring an action to protect or enforce their rights under the Loan Documents or seek to collect the indebtedness described herein and/or enforce the obligations evidenced herein by any lawful means.
     Section 8.03 Default Conditions. Any of the following events shall be considered a Default Condition:
           (a) The Borrower suffers a material adverse change in its financial condition; and
           (b) Should any event occur that except for the giving of notice and/or the passage of time would be an Event of Default.
      Upon the occurrence of a Default Condition or at any time thereafter until such Default Condition no longer exists, the Borrower agrees that the Lenders, in their sole discretion, and without notice to Borrower, may immediately cease making any Advances, all without liability whatsoever to Borrower or any other Person whomsoever, all of which is expressly waived hereby. Borrower releases the Lenders and the Agent from any and all liability whatsoever, whether direct, indirect, or consequential, and whether seen or unforeseen, resulting from or arising out of or in connection with Lenders' determination to cease making Advances pursuant to this Section.
     Article IX. General Provisions.
      Section 9.01 Notices. All communications under or in con nection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:
           (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Agent in writing:
                    Cracker Barrel Old Country Store, Inc.
                    305 Hartmann Drive
                    Lebanon, Tennessee 37087
                    Attention: Michael A. Woodhouse

           (b) if to Agent, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:
                    SunTrust   Bank,  Nashville, N.A., Agent
                    201 Fourth Avenue, North
                    Nashville, Tennessee 37219
                    Attention: Allen Oakley

           (c) if to Lenders, to the address of each of the Lenders as shown beside the respective signature of each of the Lenders.
Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.
      Section 9.02 Invalidity. In the event that any one or  more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.
     Section 9.03 Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing Date.
      Section 9.04 Successors and Assigns. The Borrower may not assign its rights or delegate duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of the Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of the Agent, each Lender, the Swing Line Lender, and their respective successors and assigns.
      Section 9.05 Waivers. Pursuant to T.C.A. Section 47-50-112,
no action or course of dealing on the part of Agent, the Swing Line Lender, or any Lender, its officers, employees, consultants, or  agents, nor any failure or delay by Agent, Swing Line Lender, or any Lender with respect to exercising any right, power, or privilege of Agent, Swing Line Lender, or any Lender under any of the Loan Documents shall operate as a waiver thereof, except as otherwise provided in this Agreement. Acting pursuant to the requirements of Article XII herein, Agent may from time to time waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Agent. The execution by Agent of any waiver shall not obligate Agent, Swing Line Lender, or any Lender to grant any further, similar, or other waivers.
      Section 9.06 Cumulative Rights. The rights and remedies of Agent, Swing Line Lender, or any Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
     Section 9.07 Construction. This Agreement and the other Loan Documents constitute a contract made under and shall be construed in  accordance  with and governed by the laws  of  the  State  of
Tennessee.
      Section 9.08 Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.
      Section 9.09 Costs, Expenses, and Indemnification. Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement and the
other  Loan  Documents;  (ii)  the  Agent  and  the  Lenders   in
connection with enforcement of the Loan Documents, including, without limitation, in connection with any such enforcement, the
reasonable   fees   and  disbursements  of   counsel   (including
allocation of cost of in-house counsel) for the Agent and each of the Lenders; and (b) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified) incurred by any of them as a result of, or arising out of, or related to, or by reason of, any litigation or other proceeding related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans hereunder or the consummation of any other transactions contemplated in the Loan Documents.
      Section  9.10  Entire  Agreement; No  Oral  Representations
Limiting  Enforcement.  This  Agreement  represents  the   entire
agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.
      Section 9.11 Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.
      Section 9.12 Distribution of Information. The Borrower hereby authorizes the Agent, the Swing Line Lender, and each Lender, as the Agent, the Swing Line Lender, and each Lender may elect in its sole discretion, to discuss with and furnish to any Affiliate, to any government or self-regulatory agency with jurisdiction over the Agent, the Swing Line Lender, and each Lender, or, subject to the terms of Section 12.12(e) hereof, to
any   participant  or  prospective  participant,  all   financial
statements, audit reports and other information pertaining to the
Borrower  (or  any  Subsidiary)  whether  such  information   was
provided by Borrower or prepared or obtained by the Agent or third parties. Neither the Agent nor any of its employees, officers, directors or agents make any representation or warranty regarding any audit reports or other analyses of Borrower which the Agent may elect to distribute, whether such information was provided by Borrower or prepared or obtained by the Agent or third parties, nor shall the Agent or any of its employees, officers, directors or agents be liable to any Person receiving a copy of such reports or analyses for any inaccuracy or omission contained in such reports or analyses or relating thereto.
     Article X. Jury Waiver.
      Section 10.01 Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED
IN ANY COURT OF COMPETENT JURISDICTION, BORROWER, AGENT, SWING LINE LENDER, AND EACH LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND
A JURY TRIAL.
     Article XI. Hazardous Substances.
       Section   11.01  Representation  and  Indemnity  Regarding
Hazardous Substances.
          (a) Borrower has no knowledge of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of its
     Property  (or  the Property of any Subsidiary);  or  of  any
     spills  or  disposal  of  Hazardous  Substances  that   have
     occurred or are occurring off any of its Property as a result of any construction on or operation and use of such Property; in each case under this paragraph (a) so as to violate any Environmental Law in a manner that would have a material adverse effect on the business, Properties or financial condition of the Borrower (or a Subsidiary) or on the ability of the Borrower (or a Subsidiary) to perform its obligations under this Agreement or any of the other Loan Documents.
           (b) The Borrower represents that its Property and any current operation concerning its Property (and the Property of any Subsidiary) and its business operations are not in material violation of any applicable Environmental Law, and the Borrower has no actual knowledge or any notice from any governmental body claiming that such Property or such business operations or operations or uses of the Property have or may result in any violation of any Environmental Law or requiring or calling attention to the need for any work, repairs, corrective actions, construction alterations or installation on or in connection with such Property or the
     Borrower's   business   in  order   to   comply   with   any
     Environmental Law with which Borrower has not complied, in each case under this paragraph (b) wherein such violation would have a material adverse effect on the business, Properties, or financial condition of the Borrower. If there are any such notices which would have such effect with which Borrower has not complied, Borrower shall provide Agent with copies thereof. If Borrower receives any such notice which would have such effect, Borrower will immediately provide a copy to Agent.
          (c) Borrower agrees to indemnify and hold Agent, Swing Line Lender, and Lenders harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs and
     expenses    (including,   without   limitation,   reasonable
     attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substances on any of its Property (or the Property
     of a Subsidiary) in violation of any Environmental Law; (ii) any violation or alleged violation of any Environmental Law relating to Hazardous Substances on any of its Property (or the Property of a Subsidiary), whether attributable to events occurring before or after acquisition of any of such Property; (iii) any violation of any Environmental Law by the Borrower (or a Subsidiary) resulting from the conduct of its business, use of its Property, or otherwise; or (iv) any
     inaccuracy  in  the  certifications  contained  in   Section
     11.01(a).
     Article XII. The Agent.
      Section 12.01 Appointment of Agent. Each Lender hereby designates STB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note and Term Note by the acceptance of a Revolving Credit Note and Term Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The Lenders agree that neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Lenders agree that the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.
      Section 12.02 Authorization of Agent with Respect to the Loan Documents. (a) Each Lender hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof. The Lenders
further   agree  that  the  Agent  may  assign  its  rights   and
obligations under any of the Loan Documents to any Affiliate of the Agent, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents) be entitled to all the rights of the Agent under and with respect to the applicable Loan Document.
      (b) The Agent shall administer the Loans described herein and the Loan Documents on behalf of and for the benefit of the Lenders in all respects as if the Agent were the sole Lender under the Loan Documents, except that:
           (i) The Agent shall administer the Loans and the Loan Documents with a degree of care at least equal to that customarily employed by the Agent in the administration of similar credit facilities for its own account.
           (ii) The Agent shall not, without the consent of the Majority Lenders, take any of the following actions:
                     (A)   agree  to  a  waiver of  any  material
          requirements, covenants, or obligations of the Borrower contained herein;
                     (B)    agree   to  any  amendment   to   or
          modification  of any of the terms of any  of  the  Loan
          Documents;
                     (C)   waive any Event of Default or  Default
          Condition as set forth in the Credit Agreement;
                     (D)  accelerate the indebtedness described in
          the Credit Agreement following an Event of Default;
                     (E)   initiate  litigation or  pursue  other
          remedies to enforce the obligations contained in any Loan Document or to collect the indebtedness described herein.
           (iii) The Agent shall not, without the consent of  all
          of the Lenders, take any of the following actions:
                     (A)   extend the maturity of any payment  of
          principal  of or interest on the indebtedness described
          herein;
                     (B)   reduce  any fees paid to  or  for  the
          benefit of Lenders under this Credit Agreement;
                     (C)  reduce the rate of interest charged  on
          the indebtedness described herein;
                     (D)  release any Guaranty;
                     (E)   waive,  amend, modify  or  change  the
          Conditions Precedent;
                     (F)  postpone any date fixed for the payment
          in   respect  of  principal  of,  or  interest  on  the
          indebtedness described herein, or any fees hereunder;
                     (G)   modify  the  definition  of  Majority
          Lenders; or
                     (H)  modify this Section 12.02(b)(ii) or (iii).
           (c)   The  Agent,  upon its receipt of  actual  notice
     thereof, shall notify the Lenders of: (i) each proposed action that would require the consent of the Lenders as set forth herein, or (ii) any action proposed to be taken by the Agent in the administration of the Loans and Loan Documents not in the ordinary course of business; provided that any failure of the Agent to give the Lenders any such notice shall not alone be the basis for any liability of the Agent to  the  Lenders except for the Agent's gross negligence  or willful misconduct.
           (d) The Lenders agree that the Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.
          (e) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In each circumstance where any consent of or direction from the Majority Lenders or all of the Lenders is required or requested by Agent, the Agent
     shall  send  to  the  Lenders  a  notice  setting  forth   a
     description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after Agent sends such notice, such Lender shall be deemed not to have agreed to the course of action proposed by the Agent.
     Section 12.03 Agent's Duties Limited; No Fiduciary Duty. The Lenders agree that the Agent shall have no duties or responsi-bilities except those expressly set forth in this Agreement and the other Loan Documents. The Lenders agree that none of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship to or in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.
      SECTION 12.04 No Reliance on the Agent. (A) EACH LENDER REPRESENTS AND WARRANTS TO THE AGENT AND THE OTHER LENDERS THAT INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT, EACH LENDER,
TO  THE  EXTENT IT DEEMS APPROPRIATE, HAS MADE AND SHALL CONTINUE
TO MAKE (I) ITS OWN INDEPENDENT INVESTIGATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS AND ANY
SUBSIDIARY IN CONNECTION WITH THE TAKING OR NOT TAKING OF ANY ACTION IN CONNECTION HEREWITH, AND (II) ITS OWN APPRAISAL OF THE
CREDITWORTHINESS  OF  THE  BORROWER,  THE  GUARANTORS   AND   ANY
SUBSIDIARY, AND, EACH LENDER FURTHER AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE AGENT SHALL HAVE NO DUTY OR RESPONSIBILITY, EITHER INITIALLY OR ON A CONTINUING BASIS, TO PROVIDE ANY LENDER WITH ANY CREDIT OR OTHER INFORMATION WITH RESPECT THERETO, WHETHER COMING INTO ITS POSSESSION BEFORE THE MAKING OF THE LOANS OR AT ANY TIME OR TIMES THEREAFTER. AS LONG AS ANY OF THE LOANS ARE OUTSTANDING AND/OR ANY AMOUNT IS
AVAILABLE  TO  BE  REQUESTED  OR  BORROWED  HEREUNDER,  OR   THIS
AGREEMENT  AND  THE  LOAN DOCUMENTS HAVE NOT BEEN  CANCELLED  AND
TERMINATED,   EACH  LENDER  SHALL  CONTINUE  TO  MAKE   ITS   OWN
INDEPENDENT EVALUATION OF THE FINANCIAL CONDITION AND AFFAIRS OF THE BORROWER, THE GUARANTORS AND THE SUBSIDIARIES.
      (b)   The Agent shall not be responsible to any Lender  for
any   recitals,   statements,  information,  representations   or
warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution,
effectiveness,     genuineness,     validity,     enforceability,
collectability, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Swing Line Note, the Term Notes, the Guarantees, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors and any Subsidiary, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Revolving Credit Notes, the Swing Line Note, the Term Notes, the Guarantees, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower, the Guarantors and any Subsidiary, or the existence or possible existence of any Default Condition or Event of Default.
      Section 12.05 Certain Rights of Agent. The Lenders agree that if the Agent shall request instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Majority Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement); and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Lenders (or, with regard to acts for which the consent of all of the Lenders is expressly required under the terms of this Agreement, in accordance with the instructions of all of the Lenders).
      Section 12.06 Reliance by Agent. The Lenders agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram,
radiogram,  order  or  other  documentary,  teletransmission   or
telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Lenders agree that the Agent may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
      Section 12.07 Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, ratably according to their respective Pro Rata Share, for, from and against any and
all   liabilities,   obligations,  losses,  damages,   penalties,
actions,  judgments, suits, costs, expenses  (including  fees  of
experts,   consultants   and  counsel   and   disbursements)   or
disbursements  of  any  kind or nature  whatsoever  that  may  be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Agent for any
portion   of  such  liabilities,  obligations,  losses,  damages,
penalties,   actions,  judgments,  suits,  costs,   expenses   or
disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations and indemnifications arising under this Section 12.07 shall survive termination of this Agreement, repayment of the Loans and indebtedness arising in connection  with  the  Letters of Credit and  expiration  of  the
Letters of Credit.
      Section 12.08 The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loan made by it and the Revolving Credit Note and Term Note issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and Term Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders," "Majority Lenders," "holders of Revolving Credit Notes," "holders of Term Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent also may exercise the rights and remedies of the Swing Line Lender. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the
Borrower or any Subsidiary of the Borrower as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
      Section 12.09 Holders of Notes. The Agent and the Borrower may deem and treat the payee of any Revolving Credit Notes and any Term Notes as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the Borrower. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Credit Note and any Term Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note any Term Note.
      Section 12.10 Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders; provided, however, the Agent may not resign or be removed until (i) a successor Agent has been appointed and shall have accepted such appointment, (ii) the successor Agent has assumed all responsibility for issuance of the Letters of Credit and the successor Agent has assumed in the place and stead of the Agent all existing liability under outstanding Letters of Credit, and (iii) the successor Agent has assumed in the place and stead of the Agent all liability and responsibility of the Swing Line Lender, including the purchase by the successor Agent from the Agent of the Swing Line Lender's position in the Swing
Line   Note.   The  transactions  described  in  the  immediately
preceding sentence shall be accomplished pursuant to written agreements reasonably satisfactory to the Agent and the successor Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring
Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (with the consent of Borrower, which will not be unreasonably withheld), which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.
      (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the
retiring   Agent  shall  be  discharged  from  its   duties   and
obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.
      Section 12.11 Notice of Default or Event of Default. In the
event   that  the  Agent  or  any  Lender  shall  acquire  actual
knowledge, or shall have been notified, of any Default  Condition or Event of Default (other than through a notice by one party hereto to all other parties), the Agent or such Lender shall promptly notify the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If, following notification by Agent to Lenders, the Majority Lenders (or all of the Lenders if required hereunder) shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default Condition or Event of Default within five (5) Business Days after their receipt of the notice of any Default Condition or Event of
Default   from  the  Agent  or  any  Lender,  or  shall   request
inconsistent action with respect to such Default Condition or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under
Article VIII hereof) as it deems in its discretion to be advisable for the protection of the Lenders.
     Section 12.12 Benefit of Agreement.
      (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender, provided that no such action shall increase the cost of the Loans to the Borrower.
      (b) Each Lender may assign a portion of its interests, rights and obligations under this Agreement, including all or a portion of any of its Revolving Credit Loan Commitment (including without limitation its commitment to participate in Letters of Credit) and/or its Term Loan Commitment to any Eligible Assignee; provided, however, that (i) the amount of the Revolving Credit Loan Commitment or Term Loan Commitment of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $10,000,000 or greater integral multiples thereof, and (ii) the parties to each such assignment shall execute and deliver to the Agent and the Borrower an Assignment and Acceptance, together with a Revolving Credit Note(s) and Term Note(s) subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Revolving Credit Loan Commitment and Term Loan Commitment of $10,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at their own expense, shall execute and deliver to the Agent, in exchange for the surrendered Revolving Credit Note(s) or Term Note(s), a new Revolving Credit Note (or Revolving Credit Notes) and a New Term Note (or Term Notes) to the order of the Eligible Assignee in a principal amount equal to the applicable Revolving Credit Loan Commitment and Term Loan Commitment assumed by it pursuant to such Assignment and Acceptance, as well as a new Revolving Credit Note (or Revolving Credit Notes) and a new Term Note (or Term Notes) to the assigning Lender in the amount of its retained Revolving Credit Loan Commitment and Term Loan Commitment. Such new Revolving Credit Note(s) and Term Note(s) to the Eligible Assignee and to the assigning Lender shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note(s) or Term Note(s), shall be dated the date of the surrendered Revolving Credit Note(s) or Term Note(s) that they replace, and shall otherwise be in substantially  the  form attached hereto as  Exhibits  A  and  B, respectively.
      (c)   No assignment of all or any portion of this Agreement
by any Lender shall be permitted without compliance with the provisions of Section 12.12(b) hereof, or if such assignment would violate any applicable securities law. In connection with its execution and delivery hereof each Lender represents that it is acquiring its interest herein for its own account for investment purposes and not with a view to further distribution thereof, and shall require any proposed assignee to furnish similar representations to the Agent and the Borrower.
     (d) Each Lender may, without the consent of Borrower or the Agent but subject to the provisions of Section 2.07, sell
participations   in   its   respective  Revolving   Credit   Loan
Commitment, Term Loan Commitment and Letter of Credit commitments to such Lender's Affiliate(s), but sales of participations to Persons other than such Lender's Affiliates shall be made only with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and in all events subject to said Section. Provided, however, that (i) no Lender may sell a participation in its aggregate Revolving Credit Loan Commitment, Term Loan Commitment and Letter of Credit commitments (after giving effect to any permitted assignment hereof) unless it  retains an aggregate exposure of at least $10,000,000 (except
that   no  such  limitation  shall  be  applicable  to  any  such participation sold at any time there exists an Event of Default hereunder), (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations as provided in this Agreement and the other Loan Documents. Each Lender shall promptly notify in writing the Agent of any sale of a participation hereunder.
      (e)  Any Lender or participant may, in connection with  the
assignment   or   participation   or   proposed   assignment   or
participation, pursuant to this Section 12.12, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or any Subsidiary, furnished to such Lender by or on behalf of Borrower. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show
such  information,  each  of  whom  shall  be  informed  of   the
confidential nature of the information and agree to maintain  the
confidentiality  thereof  as  described  herein,  (ii)   in   any
statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee, and such representatives, shall further agree to return to Borrower all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information.
     (f) Any Lender may at any time assign all or any portion of its rights in this Agreement, the Term Notes and the Revolving Credit Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the assigning Lender from any of its obligations hereunder.
      Section  12.13   Removal of Lender. In the event  that  any
Lender  (the  "Specified  Lender")  (a)  fails  to  perform   its
obligation to fund any portion of the Loan when required to do so by  the terms of this Agreement or excused only by Section  2.17,
(b)  demands  payment in respect of increased costs  pursuant  to
Section   2.18  in  an  amount  the  Borrower  reasonably   deems
materially  in excess of the amounts in respect thereof  demanded by  the  other Lenders, or (c) refuses to consent to  a  proposed
amendment,  modification,  consent  or  other  action   requiring
unanimity among the Lenders under the terms of this Agreement, as to which the Majority Lenders have given such consent, then, so long as no Event of Default or Default Condition exists, the Borrower shall have the right to seek a replacement Lender which is reasonably satisfactory to the Agent (a "Replacement Lender"). The Replacement Lender shall purchase the interest of the Specified Lender in the Loan and shall assume the obligations of the Specified Lender hereunder upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Specified Lender of a purchase price agreed by it and the Specified Lender (or, if they are unable to agree, a purchase price equal to the amount of the Specified Lender's Pro Rata Share of the Loan and all other amounts then owed by the Borrower to the Specified Lender). Upon consummation of such assignment, the Replacement Lender shall become a party to this Agreement as a  signatory  hereto  and  shall  have  all  of  the  rights  and obligations of the Specified Lender under this Agreement and under the other Loan Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Borrower, the Agent and the Specified Lender shall make appropriate arrangements so that a new Revolving Credit Note and a new Term Note are issued to the Replacement Lender. The Borrower and the Guarantors shall sign such documents
and   take  such  other  actions  reasonably  requested  by   the
Replacement Lender or the Agent to enable the Replacement  Lender to share in the rights created by this Agreement and the other Loan Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 12.13, the Company shall continue to pay to or for the benefit of the Specified Lender all amounts which it is required to pay pursuant to this Agreement and the other Loan Documents, as they become due and payable.
     Article XIII. Guarantors.
      Section  13.01  Guarantors. The obligations of the Borrower
under  the  Loan  Documents  shall  be  guaranteed  jointly   and
severally by each of the Guarantors pursuant to the Guarantees.
     ENTERED INTO the date first above written.
                              BORROWER:

                              CRACKER BARREL OLD COUNTRY STORE,
                              INC.


                              By:  /s/Michael A. Woodhouse

                              Title:  Senior Vice President, Finance
                                      and Chief Financial Officer

                              AGENT:

                              SUNTRUST BANK, NASHVILLE, N.A., Agent


                              By:  /s/Allen K. Oakley

                              Title:  Senior Vice President


                              LENDERS:

                              SUNTRUST BANK, NASHVILLE, N.A.


                              By:  /s/Allen K. Oakley

                              Title:  Senior Vice President


                              Address:  201 Fourth Avenue North
                                        Nashville, Tennessee 37219

                              Pro Rata Share: 40%


                              WACHOVIA BANK OF GEORGIA, N.A.


                              By:  /s/Charles Dee O'Dell II

                              Title:  Vice President


                              Address:  191 Peachtree Street, N.E.
                                        Atlanta, Georgia 30303

                              Pro Rata Share: 30%



                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:  /s/Curtis A. Price

                              Title:  As Agent


                              Address:  One First National Plaza
                                        Mail Suite 0324
                                        Chicago, IL 60670

                              Pro Rata Share: 30%